UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2022

Roivant Sciences Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

(Address of Principal Executive Offices, and Zip Code)

+44 207 400 3347

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 par value per share	ROIV	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Common Share	ROIVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2022, Roivant Sciences Ltd. (the “Company”) entered into a Common Shares Purchase Agreement (the “Purchase Agreement”) with CF Principal Investments LLC (“Cantor”) relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, the Company has the right from time to time at its option to sell to Cantor up to $250.0 million of its common shares (the “Common Shares”) subject to certain conditions and limitations set forth in the Purchase Agreement. While there are distinct differences, the Facility is structured similarly to a traditional at-the-market equity facility, insofar as it allows the Company to raise primary equity capital on a periodic basis outside the context of a traditional underwritten follow-on offering.

Sales of the Common Shares to Cantor under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Common Shares and determinations by the Company regarding the use of proceeds of such Common Shares. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the Common Shares are sold to Cantor. The Company expects to use the proceeds from any sales under the Purchase Agreement for working capital and general corporate purposes.

Upon the initial satisfaction of the conditions to Cantor’s obligation to purchase Common Shares set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering the resale by Cantor of the Common Shares under the Securities Act of 1933, as amended (the “Securities Act”), that may be sold to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”) is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at its sole discretion until the first day of the month next following the 36-month period from and after Commencement, to direct Cantor to purchase up to a specified maximum amount of Common Shares as set forth in the Purchase Agreement by delivering written notice to Cantor prior to the commencement of trading on any trading day. The purchase price of the Common Shares that the Company elects to sell to Cantor pursuant to the Purchase Agreement will be 99% of the volume weighted average price of the Common Shares during the applicable purchase date on which the Company has timely delivered written notice to Cantor directing it to purchase Common Shares under the Purchase Agreement.

In connection with the execution of the Purchase Agreement, the Company agreed to issue 145,986 Common Shares to Cantor as consideration for its irrevocable commitment to purchase the Common Shares upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. In addition, pursuant to the Purchase Agreement the Company has agreed to certain other draw-down and usage fees under the Facility to be paid to Cantor in Common Shares based on usage of the Facility. The Purchase Agreement contains customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of the Purchase Agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice. No termination of the Purchase Agreement will affect the registration rights provisions contained within the Purchase Agreement, which will survive any termination of the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.02.	Results of Operations and Financial Condition.

On February 14, 2022, the Company issued a press release announcing its financial results for the fiscal quarter ended December 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition” (including the exhibit thereto) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety.

The Common Shares that were issued and may be issued under the Purchase Agreement are being offered and sold in transactions exempt from registration under the Securities Act, in reliance on the exemption afforded under Section 4(a)(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*#	Common Shares Purchase Agreement, dated February 14, 2022, between Roivant Sciences Ltd. and CF Principal Investments LLC

99.1	Roivant Sciences Ltd. Press Release, dated February 14, 2022

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) because they are both (i) not material and (ii) contain personal information.
#

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name:	Matt Maisak
Title:	Authorized Signatory

Dated: February 14, 2022